Exhibit 99.1

CMS Energy Announces Second Quarter Reported Earnings of $0.49 Per Share; Reaffirms 2018 Earnings Guidance

JACKSON, Mich., July 26, 2018 — CMS Energy announced today reported net income of $139 million, or $0.49 per share, for the second quarter of 2018 compared to $92 million or $0.33 per share for the second quarter in 2017. The company reported net income of $380 million, or $1.35 per share, for the first half of 2018 compared to $291 million or $1.04 per share for the comparable period in 2017 largely due to more favorable weather and cost savings. The company’s adjusted earnings per share for the first half of 2018 were $1.34 and $0.48 for the second quarter.

CMS Energy reaffirmed its guidance for 2018 adjusted earnings of $2.30 - $2.34 per share (*See below for important information about non-GAAP measures) or 6 to 8 percent annual adjusted earnings per share growth.

“Our company’s efforts in the second quarter highlight our commitment to the triple bottom line of people, planet and profit,” said Patti Poppe, CEO and President of CMS Energy and Consumers Energy.

CMS Energy noted several accomplishments in the second quarter:

•                  Integrated Resource Plan. Consumers Energy filed its Integrated Resource Plan (IRP) with the Michigan Public Service Commission (MPSC) which detailed the company’s greater reliance on renewable energy and increased use of energy efficiency and customer demand management programs. The IRP outlines the path to reduce carbon emissions by more than 90 percent and eliminate the use of coal to generate electricity, while increasing renewable energy to more than 40 percent in alignment with CMS’ recently announced Clean Energy breakthrough goal.

•                  Wind Projects. CMS Energy announced the addition of two new wind energy parks to its renewable portfolio; Gratiot Farms and Northwest Ohio Wind. The projects will produce 150 and 105 megawatts, respectively, of clean, renewable energy.

•                  Sustainability Loan. CMS Energy and its primary subsidiary, Consumers Energy (collectively “CMS”), announced the first syndicated sustainability-linked revolving credit facilities for a U.S. borrower.

•                  Most Trusted Brand by MSI. An independent national survey has named Consumers Energy as a “Most Trusted Brand;” ranking it as the top utility in the Midwest, according to business customers.

•                  Federal Tax Changes. CMS Energy reiterated its commitment to customers by passing along the savings, in monthly bill reductions, due to federal tax reform changes.

CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2018 second quarter results and provide a business and financial outlook on July 26 at 8:30 AM (EDT). To participate in the Webcast, go to CMS Energy’s home page (www.cmsenergy.com) and select “Investor Meeting.”

Important information for investors about non-GAAP measures and other disclosures.

*This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in the attached summary financial statements. Management views adjusted earnings as a key measure of the company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company’s reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains “forward-looking statements.” The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy’s and Consumers Energy’s results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy’s and Consumers Energy’s Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

For more information on CMS Energy, please visit our website at www.cmsenergy.com. To sign up for email alert notifications, please visit the Investor Relations section of our website.

Media Contacts: Katie Carey, 517/788-2395 or Brian Wheeler, 517/788-2394

Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Six Months Ended
	6/30/18	6/30/17	6/30/18	6/30/17

Operating revenue	$1,492	$1,449	$3,445	$3,278

Operating expenses	1,237	1,208	2,827	2,649

Operating Income	255	241	618	629

Other income	22	9	51	23

Interest charges	112	110	223	217

Income Before Income Taxes	165	140	446	435

Income tax expense	25	47	65	143

Net Income	140	93	381	292

Income attributable to noncontrolling interests	1	1	1	1

Net Income Available to Common Stockholders	$139	$92	$380	$291

Basic Earnings Per Average Common Share	$0.49	$0.33	$1.35	$1.04
Diluted Earnings Per Average Common Share	0.49	0.33	1.35	1.04

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CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	6/30/18	12/31/17
Assets
Current assets
Cash and cash equivalents	$477	$182
Restricted cash and cash equivalents	17	17
Other current assets	1,792	2,276
Total current assets	2,286	2,475
Non-current assets
Plant, property, and equipment	17,237	16,761
Other non-current assets	3,789	3,814
Total Assets	$23,312	$23,050

Liabilities and Equity
Current liabilities (1)	$1,319	$1,511
Non-current liabilities (1)	6,715	6,574
Capitalization
Debt, capital leases, and financing obligation (excluding securitization debt) (2)
Debt, capital leases, and financing obligation (excluding non-recourse and securitization debt)	8,897	8,940
Non-recourse debt	1,382	1,245
Total debt, capital leases, and financing obligation (excluding securitization debt)	10,279	10,185
Noncontrolling interests	37	37
Common stockholders’ equity	4,672	4,441
Total capitalization (excluding securitization debt)	14,988	14,663
Securitization debt (2)	290	302
Total Liabilities and Equity	$23,312	$23,050

(1)        Excludes debt, capital leases, and financing obligation.

(2)        Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Six Months Ended
	6/30/18	6/30/17

Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$204	$257

Net cash provided by operating activities	1,416	1,119
Net cash used in investing activities	(1,008)	(806)
Cash flows from operating and investing activities	408	313
Net cash used by financing activities	(111)	(129)

Total Cash Flows	$297	$184

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$501	$441

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CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended				Six Months Ended
	6/30/18		6/30/17		6/30/18		6/30/17

Net Income Available to Common Stockholders	$139		$92		$380		$291
Reconciling items:
Discontinued operations loss	*		*		*		*
Restructuring costs and other	1		1		1		2
Tax impact	(*	)	(1)		(*	)	(1)
Gain on assets previously sold	(4)		—		(4)		—
Tax impact	1		—		1		—

Adjusted net income — non-GAAP	$137		$92		$378		$292

Average Common Shares Outstanding
Basic	282.1		279.5		281.8		279.2
Diluted	282.6		280.3		282.4		280.1

Basic Earnings Per Average Common Share
Reported net income per share	$0.49		$0.33		$1.35		$1.04
Reconciling items:
Discontinued operations loss	*		*		*		*
Restructuring costs and other	*		*		*		*
Tax impact	(*	)	(*	)	(*	)	(*	)
Gain on assets previously sold	(0.01)		—		(0.01)		—
Tax impact	*		—		*		—

Adjusted net income per share — non-GAAP	$0.48		$0.33		$1.34		$1.04

Diluted Earnings Per Average Common Share
Reported net income per share	$0.49		$0.33		$1.35		$1.04
Reconciling items:
Discontinued operations loss	*		*		*		*
Restructuring costs and other	*		*		*		*
Tax impact	(*	)	(*	)	(*	)	(*	)
Gain on assets previously sold	(0.01)		—		(0.01)		—
Tax impact	*		—		*		—

Adjusted net income per share — non-GAAP	$0.48		$0.33		$1.34		$1.04

*                 Less than $0.5 million or $0.01 per share.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance and uses adjusted earnings for external communications with analysts and investors.  Internally, the Company uses adjusted earnings to measure and assess performance.  Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, regulatory items from prior years, or other items detailed in these summary financial statements.  Adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.

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